COMPUTATION OF EARNINGS PER SHARE               Exhibit 11
THE STANLEY WORKS AND SUBSIDIARIES
(dollars and shares in thousands except per share amounts)

                                       Fiscal Year Ended
                           December 31     January 1      January 2
                              1994           1994           1993
                           (52 Weeks)     (52 Weeks)     (53 Weeks)
  Earnings per common
    share:
    Weighted average
     shares outstanding       44,775        44,935          45,703
    Earnings before
     cumulative effect
     of accounting
     change                 $125,296       $92,630         $98,118
    Cumulative effect
     of accounting
     change for
     Postemployment
     Benefits                               (8,489)
      Net earnings          $125,296       $84,141         $98,118
    Per share amounts:
      Before cumulative
       effect of
       accounting change    $   2.80       $  2.06         $  2.15
      Cumulative effect
       of accounting
       change for
       Postemployment
       Benefits                              (0.19)
      Net earnings          $   2.80       $  1.87         $  2.15
Primary:
    Weighted average
      shares outstanding      44,775        44,935          45,703
    Dilutive common
      stock equivalents--
      based on the
      treasury stock
      method using
      average market
      price                      553           713             718
                              45,328        45,648          46,421
    Per share amounts:
      Before cumulative
       effect of
       accounting change    $   2.76       $  2.03         $  2.11
      Cumulative effect
       of accounting change
       for Postemployment
       Benefits                              (0.19)
      Net earnings          $   2.76       $  1.84         $  2.11
  Fully Diluted:
    Weighted average
      shares outstanding      44,775        44,935          45,703
    Dilutive common
      stock equivalents--
      based on the
      treasury stock
      method using the
      quarter end market
      price if higher
      than average market
      price                      557           757             779
                              45,332        45,692          46,482
    Per share amounts:
      Before cumulative
      effect of accounting
      change                $   2.76       $  2.03         $  2.11
      Cumulative effect
        of accounting
        change for
        Postemployment
        Benefits                             (0.19)
      Net earnings          $   2.76       $  1.84         $  2.11

Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.